Exhibit 10.1

EXECUTION COPY

STOCK PURCHASE AGREEMENT

by and among

CONCIERGE TECHNOLOGIES, INC.

WAINWRIGHT HOLDINGS, INC.

and

EACH OF THE INDIVIDUALS AND ENTITIES
EXECUTING SIGNATURE PAGES HERETO

DATED AS OF SEPTEMBER 19, 2016

i

ii

iii

STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement (“Agreement”) is made as of September 19, 2016 by (i) Concierge Technologies, Inc., a Nevada corporation (“Concierge”), Wainwright Holdings, Inc., a Delaware corporation (“Wainwright”), and each of the individuals and entities identified under the heading “Sellers” on the signature pages hereto who, as of the date hereof or subsequent to the date hereof pursuant to Section 2.1(b) below, execute a counterpart signature page to this Agreement (collectively, “Sellers”).

RECITALS
WHEREAS, the individuals and entities identified under the heading “Sellers” on the signature pages hereto (collectively, the “Wainwright Shareholders”) collectively own 1,741 shares of common stock, par value $0.01 per share, of Wainwright (“Wainwright Common Stock”), which shares represent all of the issued and outstanding shares Wainwright Common Stock;
WHEREAS, Wainwright owns all of the issued and outstanding limited liability company membership interests of United States Commodity Funds LLC, a Delaware limited liability company (“USCF”);
WHEREAS, USCF acts as the general partner to the limited partnerships and as sponsor to the statutory trusts set forth on Exhibit A hereto (each, a “Fund”, and collectively, the “Funds”);
WHEREAS, Concierge desires to purchase from the Sellers, and the Sellers desires to sell and assign to Concierge, all of the shares of Wainwright Common Stock held by Sellers (collectively, the “Wainwright Shares”) in exchange for the Concierge Shares (as defined below);
WHEREAS, upon the sale and assignment of the Wainwright Shares to Concierge, Concierge shall operate the Business (as defined below);
WHEREAS, Concierge, Wainwright and Sellers desire to reflect certain other understandings regarding the transition of the Business (as defined below) from Sellers to Concierge;
NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

“Acquired Companies” means, collectively, Wainwright, USCF and USCF Advisers.

“Acquired Company Plan” means each material “employee benefit plan,” as defined in Section 3(3) of ERISA, 29 U.S.C. §1002(3) (without regard to whether ERISA applies thereto), and each other material employee benefit or compensation plan or arrangement, including any bonus, deferred compensation, incentive compensation, severance, health and welfare plan, sponsored or maintained solely by one or more of the Acquired Companies.
“Affiliate” means, with respect to a specified Person, any other Person controlling, controlled by, or under common control with the specified Person; provided, however, that in no event shall any Fund be considered an Affiliate of any Seller, any Acquired Company or, following the Closing, Concierge.
“Agreement” has the meaning set forth in the preamble of this Agreement.
“Bankruptcy and Equity Exception” has the meaning set forth in Section 3.3.
“Business” means the business of USCF (in its capacity as the general partner to or sponsor of the Funds) and USCF Advisers, in each case as currently conducted.
“Business Day” means any day other than (a) a Saturday or Sunday or (b) any day on which the New York Stock Exchange is closed for trading.
“Cap” has the meaning set forth in Section 11.5.
“CFTC” means the United States Commodity Futures Trading Commission.
“Closing” has the meaning set forth in Section 2.3.
“Closing Date” means the date and time as of which the Closing actually takes place.
“Cogent” means Cogent Valuation, Inc.
“Concierge” has the meaning set forth in the preamble of this Agreement.
“Concierge Disclosure Letter” means the disclosure letter delivered by Concierge to Wainwright and Sellers concurrently with the execution and delivery of this Agreement.
“Concierge Plan” means each material “employee benefit plan,” as defined in Section 3(3) of ERISA, 29 U.S.C. §1002(3) (without regard to whether ERISA applies thereto), and each other material employee benefit or compensation plan or arrangement, including any bonus, deferred compensation, incentive compensation, severance, health and welfare plan, sponsored or maintained solely by Concierge and/or one or more of its Subsidiaries.
“Concierge Common Stock” means the shares of common stock, par value $0.001 per share, of Concierge.
“Concierge Indemnified Parties” has the meaning set forth in Section 11.2.
“Concierge Material Adverse Effect” means any fact, circumstance, condition, event, occurrence or change that, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on the financial condition, results of operations, assets or Liabilities of Concierge and its Subsidiaries, taken as a whole, but excluding, for these purposes, any fact, circumstance, event, occurrence or change to the extent resulting from (a) changes in general economic or political conditions; (b) conditions generally affecting the industries in which Concierge and its Subsidiaries operate, (c) any changes in financial or securities markets in general, (d) the imposition of legal, regulatory, Tax or other similar restrictions or requirements, (e) acts of war or significant acts of terrorism; (f) actions taken or not taken at the request of, or with the consent of, Wainwright, or (g) adverse effects arising from the announcement or consummation of the Contemplated Transactions.

“Concierge Per Share Price” means $0.085 per share.
“Concierge Registered Intellectual Property” means all worldwide patents and patent applications, trademark registrations and copyright registrations, and applications for trademark and copyright registrations, in each case that are owned by Concierge or its Subsidiaries.
“Concierge Shares” has the meaning set forth in section 2.1(a).
“Confidentiality Agreement” means the Mutual Nondisclosure Agreement dated August 25, 2016, and entered into by and between Concierge and Wainwright.
“Consent” means any filing with, notice to, or approval, consent, ratification or waiver from, any Person.
“Contemplated Transactions” means the sale of the Wainwright Shares by Sellers to Concierge; Concierge’s acquisition and ownership of the Wainwright Shares; Concierge’s issuance of the Concierge Common Stock to Sellers; and the performance by Concierge, Wainwright and Sellers of their respective covenants and obligations under this Agreement.
“Contract” means any written agreement, contract, obligation, promise, or undertaking that is legally binding.
“Current Employee” has the meaning set forth in Section 4.7(b).
“Damages” has the meaning set forth in Section 11.2(a).
“Data” means all the available data in digital format that is used in the operations and business of the Acquired Companies as currently conducted.
“Deductible” has the meaning set forth in Section 11.5.
“Definitive Information Statement” has the meaning set forth in Section 7.4(b).
“ERISA” means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.
“Family” means, with respect to an individual, the individual and the individual’s (i) parents, (ii) spouse, (iii) children, and (iv) siblings.

“FINRA” means the Financial Industry Regulatory Authority, Inc. (including its predecessor organizations).
“Fund” has the meaning set forth in the Recitals to this Agreement.
“Fund Material Adverse Effect” means any fact, circumstance, condition, event, occurrence or change that, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business, assets or liabilities of the Funds collectively, but excluding, for these purposes, any fact, circumstance, event, occurrence or change to the extent resulting from (a) changes in general economic or political conditions; (b) conditions generally affecting the industries in which the Funds invest, (c) any changes in financial or securities markets in general, (d) a decline in the aggregate net asset value of the Funds so long as the Funds have been managed in all material respects in the ordinary course of business and operated in all material respects in accordance with their stated investment objectives, policies and restrictions; (e) the imposition of legal, regulatory, Tax or other similar restrictions or requirements, including position limits or similar restrictions on the Funds by a Governmental Body, (f) acts of war or significant acts of terrorism; or (g) actions taken or not taken at the request of, or with the consent of, Concierge, or (h) adverse effects arising from the announcement or consummation of the Contemplated Transactions.
“Fund Material Contracts” means all currently effective agreements necessary for the operation of the Funds substantially in the manner in which the Funds are currently operated.
“Funds” has the meaning set forth in the Recitals to this Agreement.
“GAAP” means United States generally accepted accounting principles.
“Governmental Authorization” means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.
“Governmental Body” means any:
(a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

(b) federal, state, local, municipal, foreign, or other government;
(c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);
(d) multi-national organization or body;
(e) exchange or clearing house; or

(f) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or Taxing Authority or power of any nature.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.
“Indemnification Percentage” means, with respect to a Seller, the percentage set forth in Exhibit B opposite such Seller’s name under the column “Indemnification Percentage,” which percentage share shall be used for purposes of determining such Seller’s obligation to pay indenifiation amounts under Section 11.2(b).
“Intellectual Property” means the following: (a) copyrights, registrations, works of authorship, expressions, designs and design registrations, and applications for registration thereof, (b) trademarks, service marks, trade names, slogans, domain names, web addresses, web pages, websites and related content, logos, trade dress, and registrations and applications for registrations thereof, (c) patents and patent applications, (d) Software, and (e) trade secrets and confidential and proprietary information, including Data, ideas, designs, discoveries, concepts, compilations of information, methods, techniques, procedures, processes and other know-how, whether or not patentable.
“IRC” means the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.
“IRS” means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.
“Knowledge” means, with respect to any entity, as to a particular fact or other matter, the actual knowledge of any member of the senior management of such entity.
“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational, self-regulatory organization, exchange, clearing house or other administrative law, statute, regulation, constitution, ordinance, principle of common law, or treaty.
“Liabilities” means, with respect to a Person, any and all debts, liabilities or obligations of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.
“Lien” means any lien, charge, option, pledge, or security interest, in each case excluding Permitted Liens.
“Material Contracts” has the meaning set forth in Section 4.12(a).
“NFA” means the National Futures Association.
“Order” means any award, decision, injunction, judgment, order, ruling, or verdict entered, issued, made, or rendered by any Governmental Body.

“Ordinary Course of Business” means, with respect to a Person, an action taken by such Person in the ordinary course of the normal day-to-day operations of such Person, consistent with past practice.
“Organizational Documents” means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the certificate of formation and limited liability company operating agreement of a limited liability company, (e) any other charter, trust documents, or similar document adopted or filed in connection with the creation, formation, or organization of a Person; (f) any stockholders agreement or similar arrangement among security holders; and (g) any amendment to any of the foregoing.
“Permitted Liens” means Liens (a) for Taxes or other governmental charges not yet due and payable; (b) carriers, warehousemen, mechanics, laborers or other similar Liens created by statute and incurred in the Ordinary Course of Business for sums not yet due; (c) Liens involving restrictions on transfer arising under the Organizational Documents of the issuer or securities or under federal or state securities laws, or (d) community property or other interests arising under applicable Legal Requirements.
“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.
“Preliminary Consent Statement” has the meaning set forth in Section 7.4(b).
“Pro Rata Share” means, with respect to a Seller, the percentage set forth in Exhibit B opposite such Seller’s name under the column “Pro Rata Share,” which percentage share shall be used for purposes of determining such Seller’s right to receive any indemnification amount.
“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before any Governmental Body or arbitrator.
“Purchase Price” has the meaning set forth in Section 2.2(a).
“Regulatory Documents” means (i) any monthly or annual reports and any disclosure document required to be filed by or on behalf of any Fund under applicable CFTC, FINRA, NFA, or other Governmental Bodies’ rules and regulations, and (ii) any periodic reports and any registration statements required to be filed by or on behalf of any Fund with the SEC in accordance with applicable federal securities laws.
“Related Person” means (a) with respect to a particular individual, (i) each other member of such individual’s Family; (ii) any Person (excluding any natural Person) that is directly or indirectly controlled by such individual or one or more members of such individual’s Family; (iii) any Person (excluding any natural Person) with respect to which such individual or one or more members of such individual’s Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity), and (b) with respect to a specified Person other than an individual, (i) any Affiliate of such specified Person; (ii) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); and (iii) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

“Representative” means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.
“SEC” means the United States Securities and Exchange Commission.
“SEC Reports” has the meaning set forth in Section 5.4(a).
“Securities Act” means the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.
“Seller Indemnified Parties” has the meaning set forth in Section 11.3.
“Sellers” has the meaning set forth in the preamble of this Agreement.
“Series A Preferred Stock” has the meaning set forth in Section 5.3.
“Series B Preferred Stock” has the meaning set forth in Section 5.3.
“Shareholder Approval” has the meaning set forth in Section 7.4(b).
“Software” means any instruction or set of instructions that is used (e.g., read, compiled, processed or manipulated) by, in or on any equipment, including application programming interfaces, source code and object code versions of applications programs, operating system software, software tools, computer software languages and utilities software; in each case, in whatever form or media, including the tangible media upon which they are recorded or printed, together with all corrections, improvements, enhancements, modifications, updates and releases thereof prior to the Closing.
“Subsidiary” means with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, “Subsidiary” means a Subsidiary of Wainwright.
“Tax” or “Taxes” means all federal, state, local or foreign net or gross income, gross receipts, sales, use, ad valorem, value added, franchise, withholding, payroll, employment, excise, property, alternative minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatsoever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

“Tax Return” means any return, declaration or report relating to Taxes due, any information return with respect to Taxes, or other similar report, statement, declaration or document required to be filed under any law, regulation or similar in respect of Taxes, any amendment to any of the foregoing, any claim for refund of Taxes paid, and any attachments, amendments or supplements to any of the foregoing.
“Taxing Authority” means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.
“Third Party Claim” has the meaning set forth in Section 11.10(a).
“Third Party Claim Notice” has the meaning set forth in Section 11.10(a).
“USCF” has the meaning set forth in the Recitals of this Agreement.
“USCF Advisers” means USCF Advisers, LLC.
 “Wainwright” has the meaning set forth in the Recitals of this Agreement.
“Wainwright Balance Sheet” has the meaning set forth in Section 4.4(a).
“Wainwright Common Stock” has the meaning set forth in the Recitals to this Agreement.
“Wainwright Disclosure Letter” means the disclosure letter delivered by Wainwright to Concierge concurrently with the execution and delivery of this Agreement.
“Wainwright Material Adverse Effect” means any fact, circumstance, condition, event, occurrence or change that, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on the financial condition, results of operations, assets or Liabilities of the Acquired Companies, taken as a whole, but excluding, for these purposes, any fact, circumstance, event, occurrence or change to the extent resulting from (a) changes in general economic or political conditions; (b) conditions generally affecting the industries in which the Acquired Companies operate, (c) any changes in financial or securities markets in general, (d) a decline in the aggregate net asset value of the Funds, so long as the Funds have been managed in all material respects in the ordinary course of business and operated in all material respects in accordance with their stated investment objectives, policies and restrictions; (e) the imposition of legal, regulatory, Tax or other similar restrictions or requirements, including position limits or similar restrictions on the Funds by a Governmental Body, (f) acts of war or significant acts of terrorism; (g) actions taken or not taken at the request of, or with the consent of, the Concierge, or (h) adverse effects arising from the announcement or consummation of the Contemplated Transactions.
“Wainwright Registered Intellectual Property” means all worldwide patents and patent applications, trademark registrations and copyright registrations, and applications for trademark and copyright registrations, in each case that are owned by the Acquired Companies.
“Wainwright Shares” has the meaning set forth in the Recitals of this Agreement.

ARTICLE II
PURCHASE AND SALE OF WAINWRIGHT SHARES; CLOSING
2.1 Purchase and Sale; Additional Sellers.
(a) Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell, assign, transfer, convey, and deliver the Wainwright Shares to Concierge, and Concierge will purchase all of each respective Sellers’ right, title, and interest in the Wainwright Shares, free and clear of any Liens, in exchange for the Purchase Price described in Section 2.2.
(b) The parties hereto acknowledge and agree that, as of the date hereof, not all Wainwright Shareholders have become a party to this Agreement and therefore do not, as of the date hereof, constitute “Sellers” under this Agreement (such Wainwright Shareholders, the “Remaining Wainwright Shareholders”). From and after the date hereof, Concierge and Wainwright agree to use their respective commercially reasonable efforts to discuss the terms of this Agreement with such Remaining Wainwright Shareholders, to provide such Remaining Wainwright Shareholders with such information regarding Concierge, the Concierge Shares, Wainwright, this Agreement and the Contemplated Transactions as may be reasonably necessary to permit such Remaining Wainwright Shareholders to make an informed investment decision regarding whether to become a party to this Agreement, and shall afford such Additional Wainwright Shareholders the opportunity to become a party to this Agreement and to sell the shares of Wainwright Common Stock held by such Remaining Wainwright Shareholders by executing a joinder to this Agreement. In the event a Remaining Wainwright Shareholder determines, in its sole discretion, to become a party to this Agreement by executing a joinder to this Agreement, the effectiveness of such joinder shall be conditioned upon such Remaining Wainwright Shareholder completing an investor questionnaire provided by Concierge and the receipt by such Remaining Wainwright Shareholder of such financial and other information concerning Concierge, the Concierge Shares, Wainwright and this Agreement and the Contemplated Transactions as may be required to permit the issuance of Concierge Shares to occur without registration under the Securities Act pursuant to an exemption therefrom. Subject to the satisfaction of the foregoing, upon the execution of a joinder to this Agreement by such Remaining Wainwright Shareholder, (i) such Remaining Wainwright Shareholder shall no longer be considered as such, and instead shall thereafter constitute a “Seller” under this Agreement as if such Remaining Wainwright Shareholder had been an original party to this Agreement as of the date hereof, and (ii) the shares of Wainwright Common Stock held by such Remaining Wainwright Shareholder shall constitute “Wainwright Shares” for all purposes under this Agreement.
2.2 Purchase Price. The aggregate purchase price for the Wainwright Shares, assuming that all Wainwright Shareholders become Sellers (the “Purchase Price”), will be (a) 818,799,976 shares of Concierge Common Stock, and (b) 9,354,118.85 shares of Series B Preferred Stock (the foregoing (a) and (b) referred to collectively as the “Concierge Shares”); provided, however, that no Seller shall be entitled to receive a fraction of a Concierge Share.

2.3 Closing. The closing of the purchase and sale provided for in this Agreement (the “Closing”) will take place at Horwitz + Armstrong, a Professional Law Corporation, 14 Orchard, Suite 200, Lake Forest, CA 92630 at 10:00 a.m. Pacific Standard Time (or such other place as the parties may agree) on the later of (i) the date that is two Business Days following the termination of the date on which the last of the conditions to Closing set forth in Articles VIII and IX have been satisfied or, to the extent permitted by applicable Legal Requirements, waived by the relevant party, (ii) the 21st calendar following the date on which the Definitive Schedule 14C was mailed to the Concierge Shareholders, and (iii) such other time and date as the parties may agree. Subject to the provisions of Article X, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.
2.4 Closing Obligations. At the Closing:
(a) Sellers will deliver to Concierge:
(i)
Certificates representing the Wainwright Shares, free and clear of all Liens, duly endorsed (or accompanied by duly executed stock powers or other instruments of transfer duly executed in blank) with all required stock transfer tax stamps affixed thereto for transfer to Concierge;
(ii)
A certificate, executed by each Seller, certifying that, with respect to such Seller, the conditions in Section 8.1(a) have been satisfied;
(iii)
Such other documents or instruments as Concierge reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.
(b) Wainwright will deliver to Concierge:
(i)
A certificate, executed by Wainwright, certifying that the conditions set forth in Sections 8.1(b), 8.2(a) and 8.4 have been satisfied.
(ii)
A certificate executed by Wainwright’s corporate Secretary (or equivalent officer) certifying that attached thereto are true and complete copies of all resolutions adopted by the Wainwright board of directors authorizing the execution, delivery and performance of this Agreement and the consummation of Contemplated Transactions, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Contemplated Transactions.
(iii)
A certificate of good standing (or its equivalent) for Wainwright and each of the other Acquired Companies from the Secretary of State or similar Governmental Body of the jurisdiction within which Wainwright and the other Acquired Companies are organized.
(iv)
Such other documents or instruments as Concierge reasonably requests and are reasonably necessary to consummate the Contemplated Transactions.
(c) Concierge will deliver to Wainwright:

(i)
A certificate executed by Concierge certifying that each of the conditions set forth in Sections 9.1, 9.2(a), 9.3 and 9.4 have been satisfied.
(ii)
A certificate of the Concierge corporate Secretary (or equivalent officer) certifying that attached thereto are true and complete copies of all resolutions adopted by the Concierge board of directors authorizing the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Contemplated Transactions.
(iii)
A certificate of good standing (or its equivalent) for Concierge from the Secretary of State of the State of Nevada.
(iv)
Such other documents or instruments as Wainwright reasonably requests and are reasonably necessary to consummate the Contemplated Transactions.
(d) Concierge will deliver to Sellers:
(i)
The number of Concierge Shares set forth in Exhibit B opposite the relevant Seller’s name under the column “Concierge Shares.”
(ii)
A certificate executed by Concierge certifying that each of the conditions set forth in Sections 9.1, 9.2(a), 9.3 and 9.4 have been satisfied.
(iii)
Such other documents or instruments as Sellers reasonably request and are reasonably necessary to consummate the Contemplated Transactions.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLERS
Each Seller, severally and not jointly, hereby represents and warrants to Concierge as follows:
3.1 Organization; Good Standing. If such Seller is a Person other than a natural person, such Seller has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation.
3.2 Ownership. Seller has good title to, is the record holder of, and beneficially owns the Wainwright Shares set forth opposite such Seller’s name in Exhibit B, free and clear of all Liens. Except as contemplated by this Agreement: (i) Seller is not a party or subject to any agreement or understanding relating to the acquisition, disposition or voting or giving of written consents with respect to any Wainwright Shares; and (ii) Seller has no obligation (contingent or otherwise) to purchase or otherwise acquire any Wainwright Shares or any other interest in the Acquired Companies.

3.3 Authorization. Seller has full capacity (in the case of an individual) or all requisite power and authority (in the case of an entity) to execute and deliver this Agreement and to transfer and sell the Wainwright Shares owned by such Seller as contemplated by this Agreement, and to carry out the provisions of this Agreement. All action on the part of Seller necessary for the authorization, execution and delivery of this Agreement by Seller, and the performance of all obligations of Seller hereunder has been taken. This Agreement has been duly and validly executed and delivered by Seller and, assuming this Agreement has been duly authorized, executed and delivered by the other parties hereto, constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Legal Requirements of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (the “Bankruptcy and Equity Exception”)). If Seller is a natural person and is subject to community property laws, including a Seller who is a natural person resident in the State of California, such Seller has provided Concierge with a duly executed consent of such Seller’s spouse with respect to the transactions contemplated by this Agreement in the form attached hereto as Exhibit C hereto.
3.4 Valid Transfer. Upon transfer to Concierge of the Wainwright Shares held by Seller in accordance with the terms of this Agreement for the consideration expressed herein, Seller will have transferred to Concierge good title to the Wainwright Shares owned by such Seller free and clear of all Liens.
3.5 Investor Questionnaire; Investment Intent. Seller has previously completed and delivered to Concierge the investor questionnaire provided to Seller by Concierge. Seller is acquiring the relevant Concierge Shares for his, her, or its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Seller acknowledges that the Concierge Shares are restricted securities within the meaning of Rule 144 under the Securities Act and may not be transferred except in compliance with the Securities Act and any other applicable securities or “blue sky” laws.
3.6 Compliance with Other Instruments. The execution, delivery and performance by Seller of this Agreement will not give rise to a right of any party to enjoin the transactions contemplated hereunder pursuant to the terms of any mortgage, indenture, contract, lease, agreement, instrument, judgment, decree, order or writ to which Seller is a party, by which Seller is bound or to which Seller or its assets are subject.
3.7 Legal Proceedings. There are no actions pending or, to Seller’s knowledge, threatened against or by Seller or any Affiliate of Seller, that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement.
3.8 Disclaimer of Warranties. EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE III,
(a) SELLER DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, AND NO SUCH REPRESENTATION OR WARRANTY SHALL BE IMPLIED BY OR CONSTRUED FROM ANY OF THE DUE DILIGENCE MATERIALS OR ANY OTHER INFORMATION, WHETHER ORAL OR WRITTEN, PROVIDED BY OR ON BEHALF OF SELLER, WAINWRIGHT OR ITS AFFILIATES.

(b) NO REPRESENTATION OR WARRANTY IS MADE BY SELLER AS TO THE CONDITION, MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OF ANY PROPERTIES OR ASSETS OF THE ACQUIRED COMPANIES, ALL OF WHICH ARE FOR THE PURPOSES OF THIS AGREEMENT CONSIDERED TO BE IN “AS-IS, WHERE-IS” CONDITION.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF WAINWRIGHT
Wainwright hereby represents and warrants to Concierge as follows:
4.1 Organization and Good Standing.
(a) Each of the Acquired Companies is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with full corporate or limited liability company, as applicable, power and full corporate or limited liability company, as applicable, authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Contracts to which it is a party. Each of the Acquired Companies is duly qualified to do business as a foreign corporation or a foreign limited liability company and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Wainwright Material Adverse Effect.
(b) Wainwright has delivered to Concierge copies of the Organizational Documents of each of the Acquired Companies, as currently in effect.
4.2 Authority; No Conflict.
(a) Wainwright has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement, and the consummation of the Contemplated Transactions, have been duly authorized by all requisite corporate action on the part of Wainwright, and, assuming that this Agreement has been duly authorized, executed and delivered by the other parties hereto, constitutes the legal, valid, and binding obligation of Wainwright, enforceable against it in accordance with its terms, except as may be limited by the Bankruptcy and Equity Exception.
(b) Except as set forth in Part 4.2 of the Wainwright Disclosure Letter, and assuming the Consents referred to in Section 4.2(c) below are made or obtained, as applicable, neither the execution and delivery of this Agreement by Wainwright nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time or both):

(i)
contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Acquired Companies;
(ii)
contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any of the Acquired Companies, or any of the assets owned or used by any of the Acquired Companies, may be subject; or
(iii)
contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract.
(c) Except as set forth in Part 4.2 of the Wainwright Disclosure Letter, none of the Acquired Companies is or will be required to give any notice to or obtain any Consent from any Governmental Body, or any Person under a Material Contract or a Fund Material Contract, in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
4.3 Capitalization. The authorized equity securities of Wainwright consist of 3,000 shares of Common Stock. As of the date hereof, 1,741 shares are issued and outstanding and constitute the Wainwright Shares. Wainwright owns, directly or indirectly, all of the ownership interests of all its Subsidiaries, free and clear of all Liens. All of the outstanding equity securities of each of the Acquired Companies have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding or authorized options, warrants, convertible securities or other rights, arrangements or commitments, or Contracts of any kind to which any of the Acquired Companies is a party relating to the issuance, sale, or transfer of any equity securities or other securities by any of the Acquired Companies. Except as set forth in Part 4.3 of the Wainwright Disclosure Letter, none of the Acquired Companies (other than Wainwright, as it relates to the other Acquired Companies, and USCF, as it relates to its general partnership interest in the Funds) owns, or has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.
4.4 Financial Statements. Wainwright has delivered to Concierge: (i) an audited consolidated balance sheet of Wainwright as at December 31, in each of the years 2014 and 2015, and the related audited consolidated statements of income, changes in stockholders’ equity, and cash flow for each of the fiscal years then ended, and (ii) an unaudited consolidated balance sheet of Wainwright as at June 30, 2016 (including the notes thereto, the “Wainwright Balance Sheet”), and the related consolidated statements of income, changes in stockholders’ equity, and cash flow for the six-month period then ended, together with the report of Burr Pilger Mayer, Inc. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders’ equity, and cash flow of Wainwright as at the respective dates of and for the periods referred to in such financial statements subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Wainwright has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the Wainwright Balance Sheet; (ii) obligations under contracts and commitments incurred in the ordinary course of business subsequent to the date of the Wainwright Balance Sheet; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Wainwright Balance Sheet, which, in all such cases, individually and in the aggregate would not be material.

4.5 Title to Properties; Liens. None of the Acquired Companies own any real property.  Part 4.5 of the Wainwright Disclosure Letter contains a complete and accurate list of all leaseholds or other interests in real property owned by any Acquired Company. The Acquired Companies own all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) reflected as owned by them in the books and records of the Acquired Companies, including all of the properties and assets reflected in the Wainwright financial statements (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 4.5 of the Wainwright Disclosure Letter and personal property sold since the date of the Wainwright Balance Sheet in the Ordinary Course of Business). All material properties and assets reflected in the Wainwright financial statements are free and clear of all Liens.
4.6 Taxes.
(a) Except as set forth in Part 4.6(a) of the Wainwright Disclosure Letter, (i) the Acquired Companies have filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to any of them since January 1, 2010, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements; (ii) all such Tax Returns were correct and complete in all material respects; (iii) Wainwright has delivered or made available to Concierge copies of all such Tax Returns relating to income Taxes filed since January 1, 2010; and (iv) the Acquired Companies have paid, or made provisions for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns, or pursuant to any assessment received by Wainwright or any Acquired Company, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Wainwright financial statements.
(b) Part 4.6(b) of the Wainwright Disclosure Letter contains (i) a complete and accurate list of all Tax Returns filed since January 1, 2010, and (ii) all Taxes contested in good faith.
(c) Except as set forth in Part 4.6(c) of the Wainwright Disclosure Letter, the United States federal and state income Tax Returns of each of the Acquired Companies have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations. Except as described in Part 4.6(c) of the Wainwright Disclosure Letter, none of Wainwright nor any of the Acquired Companies has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any of the Acquired Companies or for which any of the Acquired Companies may be liable.
(d) The charges, accruals, and reserves with respect to Taxes on the respective books of each of the Acquired Companies are adequate (determined in accordance with GAAP) and are at least equal to each Acquired Companies liability for Taxes with respect to periods ending on or prior to the date hereof. There exists no proposed Tax assessment against any of the Acquired Companies except as disclosed in the Wainwright financial statements or in Part 4.6 of the Wainwright Disclosure Letter. All Taxes that any of the Acquired Companies is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

(e) There is no Tax sharing or similar agreement that will require any payment by any of the Acquired Companies to any other Person after the date of this Agreement.
4.7 Employee Benefits.
(a) Part 4.7(a) of the Wainwright Disclosure Letter includes a list, as of the date hereof, of all Acquired Company Plans and other Affiliate plans that cover employees of the Acquired Companies. With respect to each Acquired Company Plan, Wainwright has made available to Concierge:
(i)
the current plan document and any amendments thereto;
(ii)
the most recent summary plan description and any subsequent summaries of material modifications, if required under ERISA or other Legal Requirement;
(iii)
any trust agreement or annuity contract establishing the funding vehicle for the Acquired Company Plan; and
(iv)
the most recent annual report on Form 5500 filed for each Acquired Company Plan.
(b) Wainwright has made available to Concierge a list, as of a date no more than 30 days before the date hereof, of all employees of the Acquired Companies including those employees who are on medical, disability or other approved leave (the “Current Employees”) together with the following information for each: employer; name; and job title.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Wainwright Material Adverse Effect:
(i)
Each Acquired Company Plan complies, in form and operation, with its terms and all Legal Requirements, including ERISA and the IRC, in all material respects.
(ii)
Each Acquired Company Plan that is intended to be “qualified” under Section 401(a) of the IRC has received a favorable determination letter from the Internal Revenue Service.
(iii)
There are no actions, suits, proceedings, hearings or, to Wainwright’s Knowledge, investigations or threatened claims against or with respect to any Acquired Company Plan (other than claims for benefits in the ordinary course of plan operations).
(d) Neither the Acquired Companies or any Affiliate of the Acquired Companies has in the last three years contributed or been obligated to contribute to any “Employee Pension Plan” as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA or Section 412 of the Code.

(e) None of the Acquired Company Plans provide for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and at the expense of the participant or the participant’s beneficiary.
(f) With respect to each Acquired Company Plan, any contributions required of each of the Acquired Companies have been timely and properly made.
(g) The Acquired Companies are in compliance in all material respects with all applicable laws and regulations related to employment nondiscrimination, wages, collective bargaining, civil rights, and the collection and payment of withholding and/or social security taxes.
4.8 Compliance With Legal Requirements; Governmental Authorizations.
(a) Except as set forth in Part 4.8 of the Wainwright Disclosure Letter or as would not, individually or in the aggregate, have a Wainwright Material Adverse Effect:
(i)
Each of the Acquired Companies is, and at all times since January 1, 2012 has been, in compliance in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;
(ii)
None of the Acquired Companies has received, at any time since January 1, 2012, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential material violation of, or material failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of any of the Acquired Companies to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature.
(b) Part 4.8 of the Wainwright Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by any of the Acquired Companies and necessary to conduct the Business as currently conducted. Each Governmental Authorization listed in Part 4.8 of the Wainwright Disclosure Letter is valid and in full force and effect. Except as set forth in Part 4.8 of the Wainwright Disclosure Letter:
(i)
Each of the Acquired Companies is, and at all times since January 1, 2012 has been, in compliance in all material respects with all of the terms and requirements of each Governmental Authorization identified in Part 4.8 of the Wainwright Disclosure Letter; and
(ii)
None of the Acquired Companies has received, at any time since January 1, 2012, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential material violation of or material failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

(iii)
Since January 1, 2012, all applications required to have been filed for the renewal of the Governmental Authorizations listed in Part 4.8 of the Wainwright Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, except as would not result in a modification, suspension or termination of such Governmental Authorization.
The Governmental Authorizations listed in Part 4.8 of the Wainwright Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Companies to lawfully conduct and operate the Business substantially in the manner they currently conduct and operate the Business and to permit the Acquired Companies to own and use their assets substantially in the manner in which they currently own and use such assets, except where the failure to have such Government Authorizations would not, individually or in the aggregate, have a Wainwright Material Adverse Effect.
(c) Except as would not, individually or in the aggregate, have a Wainwright Material Adverse Effect, since January 1, 2012, (i) the Acquired Companies have timely made all material filings of Regulatory Documents and have paid all fees and assessments due and payable in connection therewith, and (ii) as of their respective dates, such Regulatory Documents of the Acquired Companies referenced in the foregoing (c)(i) complied in all material respects with all applicable Legal Requirements. Wainwright has previously delivered or made available to Concierge a true, correct and complete copy of each Regulatory Document filed by the Acquired Companies since January 1, 2012, and will deliver to Concierge promptly after the filing thereof a true, correct and complete copy of each Regulatory Document filed by any of the Acquired Companies after the date hereof and prior to the Closing Date.
4.9 Funds. Except as set forth in Part 4.9 of the Wainwright Disclosure Letter:
(a) USCF is the general partner to or sponsor of each of the Funds. No Person other than USCF provides investment advisory or sub-advisory services to the Funds.
(b) Each Fund is duly organized, validly existing and, with respect to entities in jurisdictions that recognize the concept of “good standing,” in good standing under the laws of the jurisdiction of its organization and has the requisite trust or limited partnership power and authority to own its properties and to carry on its business as currently conducted, and is qualified to do business in each jurisdiction where it is required to be so qualified under applicable Legal Requirements, except where failure to do so would not, individually or in the aggregate, have a Fund Material Adverse Effect. Wainwright has provided or made available to Concierge true and correct copies of the Organizational Documents of each Fund, all as in effect on the date hereof.
(c) Except as would not, individually or in the aggregate, have a Fund Material Adverse Effect, each Fund is operated in compliance in all material respects with (i) applicable Legal Requirements and the terms and conditions of Governmental Authorizations, and (ii) its respective investment objectives, policies and restrictions, as set forth in the applicable prospectus, and registration statement for such Fund.

(d) The shares or units of each Fund have been issued and sold in material compliance with applicable Legal Requirements.
(e) Except as would not, individually or in the aggregate, have a Fund Material Adverse Effect, since January 1, 2012, (i) each Fund has filed all material Regulatory Documents required by applicable Legal Requirements to be filed, (ii) each Regulatory Document referred to in the foregoing (e)(i) complied in all material respects as to applicable form requirements, and (iii) the Regulatory Documents referred to in the foregoing (e)(i) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary, in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.
(f) The audited and unaudited financial statements of each Fund reflected in the annual report on Form 10-K for the fiscal year ended December 31, 2014 and 2015, respectively, and quarterly reports on Form 10-Q (correct and complete copies of which have been made available to Concierge) for the quarterly periods ended March 31 and June 30, 2016, have been prepared in accordance with GAAP, consistently applied (except as otherwise disclosed therein) and fairly present in all material respects the financial position, statement of changes in net assets and results of operations of such Fund at the dates and for the periods stated therein (subject, in the case of interim financial statements, to normal recurring year-end adjustments and the absence of notes). Each Fund has established and maintains disclosure controls and procedures and internal controls over financial reporting that meet the requirements of the applicable Legal Requirements in all material respects. There have been no significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that have adversely affected or would reasonably be expected to adversely affect any Fund’s ability to record, process, summarize and report financial information since the principal executive officer and principal financial officer of such Fund have been required to certify that any such deficiencies or weaknesses have been disclosed to the Fund’s auditors and audit committee.
(g) All Fund Material Contracts are listed in Part 4.9(g) of the Wainwright Disclosure Letter. Wainwright has delivered or made available to Concierge true, complete and correct copies of all Fund Material Contracts, codes of ethics, compliance policies and procedures and all relevant certifications, reports and other documents evidencing compliance or failures of compliance. With respect to the Fund Material Contracts:
(i)
each is in full force and effect and enforceable in accordance with its terms (subject to the effect Bankruptcy and Equity Exception);
(ii)
USCF and each Fund is in material compliance with all applicable terms and requirements of the Fund Material Contracts to which it is a party;

(iii)
to Wainwright’s Knowledge, each other Person that has any obligation or liability under any Fund Material Contract is in material compliance with all applicable terms and requirements of such agreement; and
(iv)
to Wainwright’s Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time or both) will contravene, conflict with, or result in a material violation or material breach by any Seller or Fund of any Fund Material Contract.
4.10 Legal Proceedings; Orders.
(a) Except as set forth in Part 4.10 of the Wainwright Disclosure Letter, there is no pending Proceeding that: (i) has been commenced by or against any of the Acquired Companies or that otherwise relates to or is reasonably likely to adversely affect the Business; or (ii) challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Wainwright’s Knowledge, (1) except as would not, individually or in the aggregate, have a Wainwright Material Adverse Effect, no such Proceeding has been threatened, and (2) no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.
(b) Except as set forth in Part 4.10 of the Wainwright Disclosure Letter: (i) there is no Order to which any of the Acquired Companies, or any of the assets owned or used by any of the Acquired Companies, is subject; and (ii) to Wainwright’s Knowledge, no officer, director, agent, or employee of any of the Acquired Companies is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the Business.
(c) Except as set forth in Part 4.10 of the Wainwright Disclosure Letter: (i) each of the Acquired Companies is, and at all times since January 1, 2012 has been, in compliance in all material respects with all of the terms and requirements of each Order to which it is or has been subject; and (ii) none of the Acquired Companies has received, at any time since January 1, 2012, any written notice from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential material violation of, or material failure to comply with, any term or requirement of any Order to which any of the Acquired Companies is or has been subject.
4.11 Absence of Certain Changes and Events. Except as set forth in Part 4.11 of the Wainwright Disclosure Letter, since the date of Wainwright Balance Sheet, the Acquired Companies have conducted the Business only in the Ordinary Course of Business and there has not been any:
(a) change in any of the Acquired Companies authorized or issued capital stock or other equity securities; grant of any stock option or right to purchase shares of capital stock or other equity securities of any of the Acquired Companies; issuance of any security convertible into such capital stock or other equity securities; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any of the Acquired Companies of any shares of any such capital stock or other equity securities; or, except in the Ordinary Course of Business, declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock or other equity securities;

(b) amendment to the Organizational Documents of any of the Acquired Companies;
(c) except in the Ordinary Course of Business, payment or increase by any of the Acquired Companies of any bonuses, salaries, or other compensation to any stockholder, director, officer, or employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;
(d) adoption of, or (except in the Ordinary Course of Business) increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any of the Acquired Companies;
(e) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of any of the Acquired Companies or mortgage, pledge, or imposition of any Lien on any material asset or property of any of the Acquired Companies;
(f) cancellation or waiver of any claims or rights with a value to any of the Acquired Companies in excess of $250,000;
(g) material change in the accounting methods used by any of the Acquired Companies;
(h) transfer, assignment, or grant of any license or sublicense of any material rights under or with respect to any Intellectual Property of the Acquired Companies;
(i) material damage, destruction, or loss to any property owned or leased by any of the Acquired Companies;
(j) entry into a new line of business or abandonment or discontinuance of an existing line of business; or
(k) agreement, whether oral or written, by any of the Acquired Companies to do any of the foregoing.
4.12 Contracts; No Defaults.
(a) Part 4.12(a) of the Wainwright Disclosure Letter contains a complete and accurate list, and Wainwright has delivered to Concierge true and complete copies, of the following Contracts to which any of the Acquired Companies is a party or by which the assets of any of the Acquired Companies are bound (other than Fund Material Contracts, which are addressed in Section 4.9) (collectively, the “Material Contracts”):
(i)
each Contract that involves performance of services by one or more Acquired Companies of an amount or value in excess of $250,000;
(ii)
each Contract that involves performance of services for to one or more Acquired Companies of an amount or value in excess of $250,000;

(iii)
each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of one or more Acquired Companies in excess of $250,000;
(iv)
each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $250,000 and with terms of less than one year);
(v)
each licensing agreement or other Contract, in each case to the extent material to the Acquired Companies, taken as a whole, with respect to Intellectual Property;
(vi)
each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;
(vii)
each joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any of the Acquired Companies with any other Person;
(viii)
each Contract containing covenants that in any way purport to restrict the business activity of any of the Acquired Companies or limit the freedom of any of the Acquired Companies to engage in any line of business or to compete with any Person;
(ix)
each Contract for capital expenditures in excess of $250,000;
(x)
each Contract that provides for the indemnification by any of the Acquired Companies of any Person or the assumption of any Tax, environmental or other liability of any Person;
(xi)
each Contract with any Governmental Body to which any of the Acquired Companies is a party;
(xii)
each Contract that limits or purports to limit the ability of any of the Acquired Companies to compete in any line of business or with any Person or in any geographic area or during any period of time; and
(xiii)
each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.
(b) Except as set forth in Part 4.12(b) of the Wainwright Disclosure Letter, no Seller or Related Person of any Seller) has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any Material Contract.
(c) Except as set forth in Part 4.12(c) of the Wainwright Disclosure Letter, each Material Contract is in full force and effect and is valid and enforceable in accordance with its terms, except as may be limited by the Bankruptcy and Equity Exception. None of the Acquired Companies is in breach of or default under, or has provided or received any notice of any intention to terminate any Material Contract.

(d) Except as set forth in Part 4.12(d) of the Wainwright Disclosure Letter:
(i)
each of the Acquired Companies is, and at all times since January 1, 2015 has been, in compliance in all material respects with all applicable terms and requirements of each Material Contract;
(ii)
to Wainwright’s Knowledge, each other Person that is a party to any Material Contract is, and at all times since January 1, 2015 has been, in compliance in all material respects with all applicable terms and requirements of such Material Contract; and
(iii)
to Wainwright’s Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any of the Acquired Companies or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract.
4.13 Insurance. Except as set forth on Part 4.13 of the Wainwright Disclosure Letter: (i) the insurance policies to which any of the Acquired Companies is a party or that provide coverage to any of the Acquired Companies, or any director or officer of any of the Acquired Companies with respect to the Business, taken together, provide adequate insurance coverage for the assets and the operations of the Acquired Companies for all risks normally insured against by a Person carrying on the same business or businesses as the Acquired Companies; (ii) the Acquired Companies have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which any of the Acquired Companies is a party or that provides coverage to any of the Acquired Companies or any officer or director thereof; and (iii) the Acquired Companies have given notice to the insurer of all claims of which it is aware that may be insured thereby.
4.14 Intellectual Property.
(a) Except as set forth on Part 4.14 of the Wainwright Disclosure Letter, each of the Acquired Companies owns, or has a valid and subsisting license or right to use, all Intellectual Property used in, and material to, the Business as currently conducted.
(b) Part 4.14 of the Wainwright Disclosure Letter sets forth a complete and accurate list of all Wainwright Registered Intellectual Property. Except as set forth in Part 4.14 of the Wainwright Disclosure Letter (i) one of the Acquired Companies has title to each item of the Wainwright Registered Intellectual Property, free and clear of any Lien, (ii) no third party has asserted against any of the Acquired Companies a claim that any of the Acquired Companies is infringing the Intellectual Property of such third party, (iii) to Wainwright’s Knowledge, no basis for any such claim exists, (iv) to Wainwright’s Knowledge, none of the Intellectual Property used in the conduct of the Business infringes upon or otherwise violates the Intellectual Property rights of others, (v) none of the Wainwright Registered Intellectual Property is subject to any outstanding order, decree or judgment of any Governmental Body, and (vi) to Wainwright’s Knowledge, no third party is infringing the Intellectual Property owned by any of the Acquired Companies. All required fees to register and maintain the Wainwright Registered Intellectual Property that are due have been paid and, to Wainwright’s Knowledge, none of the Wainwright Registered Intellectual Property is the subject of any pending opposition proceedings, pending cancellation proceedings, pending interference proceedings or any other similar administrative challenge.

4.15 Relationships With Related Persons. Excluding ownership of the Wainwright Shares, no Seller or any Related Person of any Seller or of any Acquired Company has, or since January 1, 2015, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Business. No Seller or any Related Person of Sellers or of any Acquired Company is, or since January 1, 2015, has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has had business dealings or a material financial interest in any transaction with any Acquired Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Acquired Companies at substantially prevailing market prices and on substantially prevailing market terms. Except as set forth in Part 4.15 of the Wainwright Disclosure Letter, no Seller or any Related Person of Sellers or of any Acquired Company is a party to any Material Contract.
4.16 Brokers or Finders. None of Wainwright or any of the Acquired Companies has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.
4.17 Books and Records. The minute books and stock record books of the Acquired Companies, all of which have been made available to Concierge, are complete and correct in all material respects and have been maintained in accordance with sound business practices. At the Closing, all of the Acquired Companies’ books and records will be in the possession of Concierge.
4.18 Acknowledgement. Notwithstanding anything to the contrary set forth in this Agreement, Wainwright expressly acknowledges and agrees that except as set forth below in Article V (and at all times giving effect to the Concierge Disclosure Letter), none of Concierge or its Subsidiaries is making any express or implied representation or warranty with respect to the Concierge or its Subsidiaries or the Contemplated Transactions.
4.19 Disclaimer of Warranties. EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE IV,
(a) WAINWRIGHT DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, AND NO SUCH REPRESENTATION OR WARRANTY SHALL BE IMPLIED BY OR CONSTRUED FROM ANY OF THE DUE DILIGENCE MATERIALS OR ANY OTHER INFORMATION, WHETHER ORAL OR WRITTEN, PROVIDED BY OR ON BEHALF OF WAINWRIGHT OR ITS AFFILIATES.

(b) NO REPRESENTATION OR WARRANTY IS MADE BY WAINWRIGHT AS TO THE CONDITION, MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OF ANY PROPERTIES OR ASSETS OF THE ACQUIRED COMPANIES, ALL OF WHICH ARE FOR THE PURPOSES OF THIS AGREEMENT CONSIDERED TO BE IN “AS-IS, WHERE-IS” CONDITION.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF CONCIERGE
Concierge represents and warrants to Wainwright and Sellers as follows:
5.1 Organization and Good Standing.
(a) Concierge is duly organized, validly existing, and in good standing under the laws of the State of Nevada, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Contracts to which it is a party. Concierge is not required to be qualified to do business as a foreign corporation under the laws of any state or other jurisdiction, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Concierge Material Adverse Effect.
(b) Each Subsidiary of Concierge is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation, with full power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Contracts to which it is a party. Each Subsidiary of Concierge is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Concierge Material Adverse Effect.
(c) Concierge has delivered or made available to Wainwright and Sellers copies of the Organizational Documents of Concierge and each Concierge Subsidiary, as currently in effect.
5.2 Authority; No Conflict.
(a) Concierge has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and, subject to receipt of the approval of its stockholders, to perform its obligations hereunder. The execution and delivery of this Agreement, and the consummation of the Contemplated Transactions, have been duly authorized by all requisite corporate action on the part of Concierge (other than Shareholder Approval, which will be sought in accordance with Section 7.4(b)), and, assuming that this Agreement has been duly authorized, executed and delivered by the other parties hereto, constitutes the legal, valid, and binding obligation of Concierge, enforceable against Concierge in accordance with its terms, except as may be limited by the Bankruptcy and Equity Exception.
(b) Except as set forth in Part 5.2 of the Concierge Disclosure Letter, and assuming the Consents referred to in Section 5.2(c) below are made or obtained, as applicable, neither the execution and delivery of this Agreement by Concierge nor the consummation or performance of any of the Contemplated Transactions by Concierge will, directly or indirectly (with or without notice or lapse of time or both):

(i)
contravene, conflict with, or result in a violation of any provision of the Organizational Documents of Concierge;
(ii)
contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Concierge or any of the assets owned or used by Concierge, may be subject; or
(iii)
contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Concierge Material Contract.
(c) Except as set forth in Part 5.2(c) of the Concierge Disclosure Letter, Concierge will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
5.3 Capitalization. The authorized equity securities of Concierge consist of 900,000,000 shares of Concierge Common Stock and 50,000,000 shares of Preferred Stock, consisting of 5,000,000 Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), and 45,000,000 shares of Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”). As of the date hereof, 67,953,870 shares of Concierge Common Stock, no shares of Series A Preferred Stock, and 3,754,355 shares of Series B Preferred Stock are issued and outstanding. Concierge owns all of the issued and outstanding equity securities of its Subsidiaries, free and clear of all Liens. All of the outstanding equity securities of Concierge and each of its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Part 5.3 of the Concierge Disclosure Letter, there are no Contracts to which Concierge or its Subsidiaries are a party relating to the issuance, sale, or transfer of any equity securities or other securities by Concierge or its Subsidiaries. All of the Concierge Shares have been duly authorized and, when issued in the manner contemplated by this Agreement, will be validly issued and are fully paid and nonassessable.
5.4 SEC Reports; No Undisclosed Liabilities.
(a) Concierge has filed all reports, schedules, forms, statements and other documents required to be filed by Concierge under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2014 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) As of the date hereof, there are no pending comments or queries from the SEC with respect to the SEC Reports. The financial statements of Concierge included in the SEC Reports (“Concierge Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. The Concierge Financial Statements have been prepared in accordance with U.S. GAAP, except as may be otherwise specified in the Concierge Financial Statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by U.S. GAAP, and fairly present in all material respects the financial position of Concierge as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.
(c) Except as set forth in the balance sheet of Concierge dated as of June 30, 2016 (the “Concierge Balance Sheet”), Concierge has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date thereof; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Concierge Financial Statements, which, in all such cases, individually and in the aggregate would not be material.
5.5 Title to Properties; Liens. None of Concierge or any of its Subsidiaries owns any real property.  Part 5.5 of the Concierge Disclosure Letter contains a complete and accurate list of all leaseholds or other interests in real property owned by Concierge or any of its Subsidiaries. Concierge and its Subsidiaries own all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) reflected as owned by them in their respective books and records, including all of the properties and assets reflected in the Concierge Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 5.5 of the Concierge Disclosure Letter and personal property sold since the date of the Concierge Balance Sheet in the Ordinary Course of Business). All material properties and assets reflected in the Concierge Balance Sheet are free and clear of all Liens.
5.6 Taxes.
(a) Except as set forth in Part 5.6(a) of the Concierge Disclosure Letter, (i) Concierge and its Subsidiaries have filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to any of them since January 1, 2010, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements; (ii) all such Tax Returns were correct and complete in all material respects; (iii) Concierge has delivered or made available to Wainwright and Sellers copies of all such Tax Returns relating to income Taxes filed since January 1, 2010 and (iv) Concierge and its Subsidiaries have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns, or pursuant to any assessment received by Concierge or any Subsidiary, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Concierge Balance Sheets.

(b) Part 5.6(b) of the Concierge Disclosure Letter contains (i) a complete and accurate list of all Tax Returns filed by Concierge since January 1, 2010, and (ii) all Taxes contested in good faith by Concierge.
(c) Except as set forth in Part 5.6(c) of the Concierge Disclosure Letter, the United States federal and state income Tax Returns of Concierge and its Subsidiaries have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations. Except as described in Part 5.6(c) of the Concierge Disclosure Letter, none of Concierge or its Subsidiaries has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of Concierge or any Subsidiary or for which Concierge or any Subsidiary may be liable.
(d) The charges, accruals, and reserves with respect to Taxes on the respective books of Concierge and its Subsidiaries are adequate (determined in accordance with GAAP) and are at least equal to the relevant company’s liability for Taxes with respect to periods ending on or prior to the date hereof. There exists no proposed Tax assessment against Concierge or any Subsidiary except as disclosed in the Concierge Balance Sheets or in Part 5.6 of the Concierge Disclosure Letter. All Taxes that Concierge or any Subsidiary is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.
(e) There is no Tax sharing or similar agreement that will require any payment by Concierge or any Subsidiary to any other Person after the date of this Agreement.
5.7 Employee Benefits.
(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Concierge Material Adverse Effect: (i) each Concierge Plan complies, in form and operation, with its terms and all Legal Requirements, including ERISA and the IRC, in all material respects; (ii) each Concierge Plan that is intended to be “qualified” under Section 401(a) of the IRC has received a favorable determination letter from the Internal Revenue Service; and (iii) there are no actions, suits, proceedings, hearings or, to Concierge’s Knowledge, investigations or threatened claims against or with respect to any Concierge Plan (other than claims for benefits in the ordinary course of plan operations).
(b) Neither Concierge nor any of its Subsidiaries has in the last three years contributed or been obligated to contribute to any “Employee Pension Plan” as defined in Section 3(2) of ERISA in the last three years, that is subject to Title IV of ERISA or Section 412 of the Code.
(c) None of Concierge and its Subsidiaries has any obligation to provide any material post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant of any employee benefit plan of Concierge or any Subsidiary, except as may be required under COBRA and at the expense of the participant or the participant’s beneficiary.
(d) No current employee of Concierge or any of its Subsidiaries will become entitled to any bonus, retirement, severance, job security or similar payment or benefit or the acceleration or vesting of any such payment or benefit solely as a result of the Contemplated Transaction.

(e) Concierge and its Subsidiaries are in compliance in all material respects with all applicable laws and regulations related to employment nondiscrimination, wages, collective bargaining, civil rights, and the collection and payment of withholding and/or social security taxes.
5.8 Legal Proceedings; Orders.
(a) Except as set forth in Part 5.8 of the Concierge Disclosure Letter, there is no pending Proceeding: (i) that has been commenced by or against Concierge or any of its Subsidiaries; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.
(b) To the Knowledge of Concierge, (1) except as would not, individually or in the aggregate, have a Concierge Material Adverse Effect, no such Proceeding has been threatened, and (2) no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.
(c) Except as set forth in Part 5.8 of the Concierge Disclosure Letter: (i) there is no Order to which Concierge or its Subsidiaries, or any of the assets owned or used by Concierge or its Subsidiaries, is subject; and (ii) to Concierge’s Knowledge, no officer, director, agent, or employee of any of Concierge or its Subsidiaries is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to business activities of Concierge or its Subsidiaries.
(d) Except as set forth in Part 5.8 of the Concierge Disclosure Letter: (i) each of Concierge and its Subsidiaries is, and at all times since January 1, 2012 has been, in compliance in all material respects with all of the terms and requirements of each Order to which it is or has been subject; and (ii) none of Concierge or any of its Subsidiaries has received, at any time since January 1, 2012, any written notice from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential material violation of, or material failure to comply with, any term or requirement of any Order to which Concierge or its Subsidiaries is or has been subject.
5.9 Compliance With Legal Requirements; Governmental Authorizations.
(a)
(i)    Concierge and each of its Affiliates is, and at all times since January 1, 2015 has been, in compliance in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

(ii) neither Concierge nor any of its Affiliates has received, at any time since January 1, 2015, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential material violation of, or material failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature.

(b) Concierge (or its Subsidiaries) has all Governmental Authorization necessary to conduct the business of Concierge and its Subsidiaries as currently conducted. Each such Governmental Authorization is valid and in full force and effect. Concierge and each of its Subsidiaries is, and at all times since January 1, 2012 has been, in compliance in all material respects with all of the terms and requirements of each Governmental Authorization that is held by Concierge or any of its Subsidiaries and necessary to conduct its business as currently conducted. Neither Concierge nor any of its Affiliates has received, at any time since January 1, 2012, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible, or potential material violation of or material failure to comply with any term or requirement of any Governmental Authorization, or (ii) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization, in each case as may adversely affect its ability to operate its business, or the Business, following Closing. The Governmental Authorizations currently held by the Concierge and its Subsidiaries constitute all of the Governmental Authorizations necessary to permit the Concierge and its Subsidiaries to lawfully conduct and operate their respective businesses substantially in the manner they currently conduct and operate such businesses and to permit Concierge and its Subsidiaries to own and use their assets substantially in the manner in which they currently own and use such assets.
5.10 Absence of Certain Changes and Events. Except as set forth in Part 5.10 of the Concierge Disclosure Letter, since the date of the Concierge Balance Sheet, Concierge and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and there has not been any:
(a) change in Concierge’s or any Subsidiary’s authorized or issued capital stock or other equity securities; grant of any stock option or right to purchase shares of capital stock or other equity securities of Concierge or any Subsidiary; issuance of any security convertible into such capital stock or other equity securities; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Concierge or any Subsidiary of any shares of any such capital stock or other equity securities; or, except in the Ordinary Course of Business, declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock or other equity securities;
(b) amendment to the Organizational Documents of Concierge or any Subsidiary;
(c) except in the Ordinary Course of Business, payment or increase by Concierge or any Subsidiary of any bonuses, salaries, or other compensation to any stockholder, director, officer, or employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;
(d) adoption of, or (except in the Ordinary Course of Business) increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Concierge or any Subsidiary;
(e) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of Concierge or any Subsidiary or mortgage, pledge, or imposition of any Lien on any material asset or property of Concierge or any Subsidiary;

(f) cancellation or waiver of any claims or rights with a value to Concierge or any Subsidiary in excess of $50,000;
(g) material change in the accounting methods used by Concierge or any Subsidiary; or
(h) agreement, whether oral or written, by Concierge or any Subsidiary to do any of the foregoing.
5.11 Contracts; No Defaults.
(a) The SEC Reports include true and complete copies of all material Contracts that Concierge is required by SEC rules to file with the SEC (collectively, the “Concierge Material Contracts”).
(b) Except as set forth in Part 5.11(b) of the Concierge Disclosure Letter, each Concierge Material Contract is in full force and effect and is valid and enforceable in accordance with its terms, except as may be limited by the Bankruptcy and Equity Exception.
(c) Except as set forth in Part 5.11(c) of the Concierge Disclosure Letter:
(i)
each Concierge is, and at all times since January 1, 2015 has been, in compliance in all material respects with all applicable terms and requirements of each Concierge Material Contract;
(ii)
to the Knowledge of Concierge, each other Person that is a party to any Concierge Material Contract is, and at all times since January 1, 2015 has been, in compliance in all material respects with all applicable terms and requirements of such Concierge Material Contract; and
(iii)
to the Knowledge of Concierge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Concierge or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Concierge Material Contract.
5.12 Insurance. Except as set forth on Part 5.12 of the Concierge Disclosure Letter: (i) the insurance policies to which Concierge or any Subsidiary is a party or that provide coverage to Concierge or any Subsidiary, or any director or officer of Concierge or any Subsidiary with respect to its business, taken together, provide adequate insurance coverage for the assets and the operations of Concierge or any Subsidiary for all risks normally insured against by a Person carrying on the same business or businesses as Concierge or any Subsidiary; (ii) Concierge and its Subsidiaries have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which Concierge or any Subsidiary is a party or that provides coverage to Concierge or any Subsidiary or any officer or director thereof; and (iii) Concierge and its Subsidiaries have given notice to the insurer of all claims of which it is aware that may be insured thereby.

5.13 Intellectual Property.
(a) Except as set forth on Part 5.13 of the Concierge Disclosure Letter, each of Concierge or its Subsidiaries owns, or has a valid and subsisting license or right to use, all Intellectual Property used in, and material to, its business as currently conducted.
(b) Part 5.13 of the Concierge Disclosure Letter sets forth a complete and accurate list of all Concierge Registered Intellectual Property. Except as set forth in Part 5.13 of the Concierge Disclosure Letter (i) either Concierge or one of its Subsidiaries has title to each item of the Concierge Registered Intellectual Property, free and clear of any Lien, (ii) no third party has asserted against Concierge or its Subsidiaries a claim that Concierge or its Subsidiaries is infringing the Intellectual Property of such third party, (iii) to the Knowledge of Concierge, no basis for any such claim exists, (iv) to the Knowledge of Concierge, none of the Intellectual Property used in the conduct of the business of Concierge or its Subsidiaries infringes upon or otherwise violates the Intellectual Property rights of others, (v) none of the Concierge Registered Intellectual Property is subject to any outstanding order, decree or judgment of any Governmental Body, and (vi) to the Knowledge of Concierge, no third party is infringing the Intellectual Property owned by Concierge or its Subsidiaries. All required fees to register and maintain the Concierge Registered Intellectual Property that are due have been paid and, to the Knowledge of Concierge, none of the Concierge Registered Intellectual Property is the subject of any pending opposition proceedings, pending cancellation proceedings, pending interference proceedings or any other similar administrative challenge.
5.14 Ineligible Persons. None of Concierge, any “principal” (as defined in the Commodity Exchange Act) thereof, or any “person” (as defined in the Commodity Exchange Act) associated with Concierge that is required or, in connection with the Contemplated Transactions will be required, to be registered under the Commodity Exchange Act is ineligible pursuant to Section 8a of the Commodity Exchange Act to serve as a commodity pool operator, principal, associated person, or in any other capacity contemplated by the Commodity Exchange Act. There is no Proceeding pending or threatened by any Governmental Body which would reasonably be expected to become the basis for any such ineligibility to serve in such capacity under Section 8a of the Commodity Exchange Act. Neither Concierge nor any "affiliated person" (as defined under the Investment Company Act of 1940, as amended (the “Investment Company Act”) with Concierge is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by Section 9(a) or 9(b) of the Investment Company Act) to a registered investment company nor is there any Proceeding pending or, to the knowledge of Concierge, threatened by any Governmental Entity, that would result in the ineligibility of Concierge or such persons to serve in any such capacities. Neither Concierge nor any person "associated" (as defined under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), with Concierge is ineligible pursuant to Section 203 of the Investment Advisers Act to serve as a registered investment adviser or as an associated person of a registered investment adviser, nor is there any Proceeding pending or, to the knowledge of Concierge, threatened by any Governmental Entity that would result in the ineligibility of Concierge or such persons.

5.15 Investment Intent. Concierge is acquiring the Wainwright Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Concierge acknowledges that the Wainwright Shares are restricted securities within the meaning of Rule 144 under the Securities Act and may not be transferred except in compliance with the Securities Act and any other applicable securities or “blue sky” laws.
5.16 Brokers or Finders. Except for Cogent (the fees of which shall be borne solely by Concierge), none of Concierge, its Affiliates, or any of their respective Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment (including the cost of obtaining the fairness opinion contemplated by Section 8.6 below) in connection with this Agreement or the Contemplated Transactions.
5.17 Acknowledgement. Notwithstanding anything to the contrary set forth in this Agreement, Concierge expressly acknowledges and agrees that except as set forth above in Article III and Article IV (and at all times giving effect to the Wainwright Disclosure Letter), none of the Acquired Companies, including Wainwright, Sellers or any of their Affiliates are making any express or implied representation or warranty with respect to the Acquired Companies, which includes Wainwright, Sellers, the Business, any Fund, or the Contemplated Transactions.
5.18 Limitation on Representations and Warranties Regarding Subsidiaries. As to each and every Concierge representation and warranty regarding Concierge’s Subsidiaries, Concierge is representing and warranting as to matters existing as of:
(a) Kahnalytics, Inc., from inception to the date of this Agreement;
(b) Gourmet Foods, Ltd., from August 11, 2015 to the date of this Agreement; and
(c) Brigadier Security Systems (2000) Ltd., from June 1, 2016, to the date of this Agreement.
5.19 Disclaimer of Warranties. EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE V, CONCIERGE DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, AND NO SUCH REPRESENTATION OR WARRANTY SHALL BE IMPLIED BY OR CONSTRUED FROM ANY OF THE DUE DILIGENCE MATERIALS OR ANY OTHER INFORMATION, WHETHER ORAL OR WRITTEN, PROVIDED BY OR ON BEHALF OF CONCIERGE OR ITS SUBSIDIARIES.
ARTICLE VI
COVENANTS OF WAINWRIGHT AND SELLERS
6.1 Access and Investigation. Between the date of this Agreement and the Closing Date, Wainwright will, and will cause each of the Acquired Companies and their Representatives to, (i) afford Concierge and its Representatives full and free access to each of the Acquired Companies personnel, properties, contracts, books and records, and other documents and data, (ii) furnish Concierge and Concierge’s Representatives with copies of all such contracts, books and records, and other existing documents and data as Concierge may reasonably request, and (iii) furnish Concierge and Concierge’s Representatives with such additional financial, operating, and other data and information as Concierge may reasonably request.

6.2 Operation of the Business of the Acquired Companies. Except as set forth in Part 6.2 of the Wainwright Disclosure Letter, between the date of this Agreement and the Closing Date, Wainwright will, and will cause each of the Acquired Companies to:
(a) conduct the business of each of the Acquired Companies only in the Ordinary Course of Business;
(b) use its commercially reasonable efforts to preserve intact the current business organization of each of the Acquired Companies, keep available the services of the current officers, employees, and agents of each of the Acquired Companies, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with each of the Acquired Companies;
(c) confer with Concierge concerning operational matters of a material nature;
(d) upon request, report to Concierge concerning the general status of the business, operations, and finances of each of the Acquired Companies;
(e) not make any dividend or distribution to its stockholders (other than any dividend or distribution from one of the Acquired Companies to another);
(f) preserve and maintain all of their permits and Governmental Authorizations required to operate the Business;
(g) pay their debts, Taxes, and other obligations when due;
(h) comply in all material respects with all applicable laws; and
(i) maintain their books and records in accordance with past practices.
6.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, or as set forth in Part 6.3(a) of the Wainwright Disclosure Letter, between the date of this Agreement and the Closing Date, Wainwright will not, and will cause each of the Acquired Companies not to, without the prior consent of Concierge, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 4.11 will occur.
6.4 Required Approvals. Between the date of this Agreement and the Closing Date, Wainwright shall, and shall cause each of the Acquired Companies to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including, if and to the extent necessary, all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Wainwright shall, and shall cause the Acquired Companies to, (a) cooperate with Concierge with respect to all filings Concierge elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Concierge in obtaining all consents identified in Part 5.2 of the Concierge Disclosure Letter (including, if and to the extent necessary, taking all actions reasonably requested to cause early termination of any applicable waiting period under the HSR Act).

6.5 Notification. Between the date of this Agreement and the Closing Date, Wainwright will promptly notify Concierge in writing if Wainwright or any of the Acquired Companies becomes aware of any fact or condition that causes or constitutes a breach of any representation or warranty set forth in Article III or Article IV as of the date of this Agreement, or if Wainwright or any of the Acquired Companies becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Wainwright Disclosure Letter if the Wainwright Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Wainwright will promptly deliver to Concierge a supplement to the Wainwright Disclosure Letter specifying such change. During the same period, Wainwright will promptly notify Concierge of the occurrence of any breach of any covenant of Wainwright or Sellers in this Article VI or of the occurrence of any event that may make the satisfaction of the conditions in Article VIII impossible or unlikely.
6.6 Payment of Indebtedness. Except as expressly provided in this Agreement, or in Part 6.6 of the Wainwright Disclosure Letter, Wainwright will (i) cause all indebtedness owed to any of the Acquired Companies by any Seller or any Related Person of any Seller to be paid in full prior to Closing, and (ii) cause all indebtedness for borrowed money owed by any of the Acquired Companies to any other Person (including any Seller) to be paid in full prior to Closing.
6.7 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Article X, Wainwright will not, and will cause each of the Acquired Companies and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Concierge) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of any of the Acquired Companies, or any of the capital stock or other equity security of any of the Acquired Companies, or any merger, consolidation, business combination, or similar transaction involving any of the Acquired Companies.
6.8 Commercially Reasonable Efforts. Between the date of this Agreement and the Closing Date, Wainwright and each Seller will use its commercially reasonable efforts to cause the conditions in Article VIII to be satisfied.
6.9 Audit Fees. Wainwright understands, acknowledges, and agrees that Concierge is a public reporting company and is required to submit certain audited and other financial statements to the SEC in conjunction with the Contemplated Transactions. Wainwright shall engage a qualified auditor to audit its financial statements and the financial statements of the Acquired Companies in order to satisfy the SEC’s financial statement requirements (the “Wainwright Audited Financial Statements”). Wainwright shall cover the cost of such audit.

ARTICLE VII
COVENANTS OF CONCIERGE
7.1 Access and Investigation. Between the date of this Agreement and the Closing Date, Concierge will, and will cause each of its Subsidiaries and its Representatives to, (i) afford Wainwright and each of its Representatives full and free access to Concierge’s and each of its Subsidiary’s personnel, properties, contracts, books and records, and other documents and data, (ii) furnish Wainwright and its Representatives with copies of all such contracts, books and records, and other existing documents and data as Wainwright and its Representatives may reasonably request, and (iii) furnish Wainwright and its Representatives with such additional financial, operating, and other data and information as Wainwright and its Representatives may reasonably request.
7.2 Operation of the Business of Concierge and its Subsidiaries. Except as set forth in Part 7.2 of the Concierge Disclosure Letter, between the date of this Agreement and the Closing Date, Concierge will, and will cause each of its Subsidiaries to:
(a) conduct the business of Concierge and such Subsidiaries only in the Ordinary Course of Business;
(b) use its commercially reasonable efforts to preserve intact the current business organization of Concierge and such Subsidiaries, keep available the services of the current officers, employees, and agents of Concierge and such Subsidiaries, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with Concierge and such Subsidiaries;
(c) confer with Wainwright concerning operational matters of a material nature;
(d) upon request, report to Wainwright concerning the general status of the business, operations, and finances of Concierge and its Subsidiaries; and
(e) not make any dividend or distribution to its stockholders (other than any dividend or distribution from a Subsidiary of Concierge to Concierge).
(f) preserve and maintain all of its permits and Governmental Authorizations required to operate the business of Concierge and its Subsidiaries;
(g) pay the debts, Taxes, and other obligations of Concierge and its Subsidiaries when due;
(h) comply in all material respects with all applicable laws; and
(i) maintain its books and records of Concierge and its Subsidiaries in accordance with past practices.
7.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, or as set forth in Part 7.3 of the Concierge Disclosure Letter, between the date of this Agreement and the Closing Date, Concierge will not, and will cause each Subsidiary not to, without the prior consent of Wainwright, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 5.10 will occur.

7.4 Approvals of Governmental Bodies; Shareholders.
(a) Between the date of this Agreement and the Closing Date, Concierge will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including, if and to the extent necessary, all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Concierge will, and will cause each Related Person to, cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Wainwright in obtaining all consents identified in Part 4.2 of the Wainwright Disclosure Letter.
(b) Without in any way limiting the foregoing Section 7.4(a), as soon as reasonably practicable following the date hereof, Concierge shall (i) obtain the necessary written shareholder consents to approve this Agreement and the Contemplated Transactions (the “Shareholder Approval”), (ii) file with the SEC a preliminary information statement on Schedule 14C with respect to the Contemplated Transactions (the “Preliminary Consent Statement”), and (iii) file with the SEC, and mail or deliver to the Concierge Shareholders, a definitive information statement on Schedule 14C with respect to the Contemplated Transactions (the “Definitive Consent Statement”). Concierge shall use its reasonable best efforts to have the Preliminary Consent Statement cleared by the staff of the SEC as promptly as practicable after such filing, and Concierge shall thereafter mail or deliver the Definitive Consent Statement to the Concierge Shareholders at least twenty (20) calendar days prior to the anticipated date of Closing. Wainwright shall furnish all information concerning Wainwright and its Subsidiaries for inclusion in the Preliminary Consent Statement and Definitive Consent Statement as may be reasonably requested by Concierge, and shall have the right to review in advance, and, to the extent practicable, to provide comments on, the Preliminary Consent Statement prior to its filing and the Definitive Consent Statement prior to its and mailing to Concierge Shareholders.
(c) Each of Concierge and Wainwright shall promptly advise the other upon receiving any communication from any Governmental Body, the consent or approval of which is required for consummation of the Contemplated Transactions, in connection with the Contemplated Transactions.
7.5 Notification. Between the date of this Agreement and the Closing Date, Concierge will promptly notify Wainwright in writing if Concierge becomes aware of any fact or condition that causes or constitutes a breach of any of Concierge’s representations and warranties as of the date of this Agreement, or if Concierge becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Concierge will promptly notify Wainwright of the occurrence of any breach of any covenant of Concierge in this Article VII or of the occurrence of any event that may make the satisfaction of the conditions in Article IX impossible or unlikely.

7.6 Commercially Reasonable Efforts. Between the date of this Agreement and the Closing Date, Concierge will use its commercially reasonable efforts to cause the conditions in Article IX to be satisfied.
7.7 No Negotiation. Except as set forth in Part 7.7 of the Concierge Disclosure Schedule, until such time, if any, as this Agreement is terminated pursuant to Article X, Concierge will not, and will cause each Subsidiary and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Wainwright) relating to any transaction involving the sale of the business or assets of Concierge or any Subsidiary, or any of the capital stock or other equity security of Concierge or any Subsidiary, or any merger, consolidation, business combination, or similar transaction involving Concierge or any Subsidiary.
ARTICLE VIII
CONDITIONS PRECEDENT TO CONCIERGE’S OBLIGATION TO CLOSE
Concierge’s obligation to purchase the Wainwright Shares and to take the other actions required to be taken by Concierge at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may, to the extent permitted by applicable Legal Requirements, be waived by Concierge, in whole or in part, as long as such waiver is in writing):
8.1 Accuracy of Representations.
(a) Each Seller’s representations and warranties set forth in Article III must have been accurate as of the date of this Agreement, and must be accurate as of the Closing Date as if made on the Closing Date.
(b) All of the representations and warranties set forth in Article IV (considered collectively), and each of such representations and warranties (considered individually), must have been accurate as of the date of this Agreement, and must be accurate as of the Closing Date as if made on the Closing Date, in each case giving effect to the Wainwright Disclosure Letter or any supplement thereto, except to the extent such inaccuracies would not, individually or in the aggregate, have a Wainwright Material Adverse Effect.
8.2 Sellers’ and Wainwright’s Performance.
(a) All of the covenants and obligations that Sellers or Wainwright are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of such covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.
(b) Sellers and Wainwright must have delivered each of the documents required to be delivered to Concierge pursuant to Section 2.4 (except to the extent release of same is conditioned upon occurrence of the Closing).
(c) Without in any way limiting this Section 8.2(a), Wainwright shall have delivered to Concierge the Wainwright Audited Financial Statements.

8.3 Concierge Shareholder Approval. The Shareholder Approval shall have been obtained in accordance with Nevada law, and the definitive Schedule 14C shall have been mailed to shareholders of Concierge in accordance with SEC rules and Nevada law.
8.4 Consents. Each of the Consents denoted by an asterisk (*) in Part 4.2 of the Wainwright Disclosure Letter must have been obtained and must be in full force and effect.
8.5 No Proceedings. As of the proposed Closing Date, there must not be pending against any Seller, Wainwright, or any of the Acquired Companies any bona fide third party Proceeding reasonably likely of success (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.
8.6 Fairness Opinion. Concierge shall have received the opinion of Cogent to the effect that, as of the date hereof, and based upon and subject to the limitations and assumptions set forth in such opinion, the Purchase Price to be paid by Concierge pursuant to this Agreement is fair, from a financial point of view, to the holders of shares of Concierge.
8.7 Independent Advisory Committee. The independent advisory committee (the “Advisory Committee”) appointed by Concierge shall have reviewed and approved the terms of the Contemplated Transactions (including the Per-Share Price and the consideration to be received by the Wainwright Sellers hereunder), and determined that the Contemplated Transactions are in the best interest of Concierge and the Concierge Shareholders.
ARTICLE IX
CONDITIONS PRECEDENT TO SELLERS’ and wainrwright’s OBLIGATION TO CLOSE
Sellers’ obligation to sell the Wainwright Shares and to take the other actions required to be taken by Sellers at the Closing, and Wainwright’s obligation to take actions required of it at the Closing, are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may, to the extent permitted by applicable Legal Requirements, be waived by Sellers, Wainwright, in whole or in part, as long as such waiver is in writing):
9.1 Accuracy of Representations. All of the representations and warranties set forth in Article V (considered collectively), and each of such representations and warranties (considered individually), must have been accurate as of the date of this Agreement, and must be accurate as of the Closing Date as if made on the Closing Date, in each case giving effect to the Concierge Disclosure Letter or any supplement thereto, to the extent such inaccuracies would not, individually or in the aggregate, have a Concierge Material Adverse Effect.
9.2 Concierge’s Performance.
(a) All of the covenants and obligations that Concierge is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of such covenants and obligations (considered individually), must have been performed and complied with in all material respects.

(b) Concierge must have delivered each of the documents required to be delivered by Concierge pursuant to Section 2.4 (except to the extent release of same is conditioned upon occurrence of Closing).
9.3 Concierge Shareholder Approval. The Shareholder Approval shall have been obtained in accordance with Nevada law, and the definitive Schedule 14C shall have been mailed to shareholders of Concierge in accordance with SEC rules and Nevada law..
9.4 Consents. Each of the Consents denoted by an asterisk (*) in Part 5.2 of the Concierge Disclosure Letter must have been obtained and must be in full force and effect.
9.5 No Proceedings. As of the proposed Closing Date, there must not be pending against Concierge any bona fide third party Proceeding reasonably likely of success (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.
9.6 Cogent Materials and Schedule 14C. Each Seller shall have received a copy of the Cogent fairness opinion, any other valuation or related materials provided by Cogent to the Concierge Board, a copy of the definitive Schedule 14C mailed to Concierge Shareholders and, based upon a review of such materials, shall in its discretion elect to proceed with the sale of Wainwright Shares owned by such Seller.
ARTICLE X
TERMINATION
10.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:
 (a) by either Concierge, on the one hand, or Wainwright and Sellers, on the other hand, if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived; provided, however, that the breaching party shall have thirty (30) days from the date of receipt of written notice of such breach from the non-breaching party in which to cure such breach;
(b) (i) by Concierge if any of the conditions in Article VIII have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Concierge to comply with its obligations under this Agreement) and Concierge has not waived such condition on or before the Closing Date; or (ii) by Wainwright and Sellers, acting through Wainwright, if any of the conditions in Article IX has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers and Wainwright have not waived such condition on or before the Closing Date;

(c) by mutual consent of Concierge, Wainwright and Sellers; or
(d) by either Concierge, on the one hand, or Wainwright and the Sellers, on the other hand, if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before December 31, 2016, or such later date as the parties may agree upon, in writing.
10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 12.1 and 12.3 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies will survive such termination unimpaired.
ARTICLE XI
INDEMNIFICATION; REMEDIES
11.1 Survival. All representations, warranties, covenants, and obligations in this Agreement will survive the Closing; provided, however, that the right to be indemnified for any breach of a representation, warranty, covenant or other obligation shall be limited as set forth herein.
11.2 Indemnification and Payment of Damages by Sellers.
(a) If the Closing occurs, each Seller, severally and not jointly, shall indemnify and hold harmless Concierge and its Representatives, stockholders, controlling persons, and Affiliates (collectively, the “Concierge Indemnified Parties”) for the amount of any loss, Liability, claim, damage, expense (including reasonable costs of investigation and defense and reasonable attorneys’ fees) (collectively, “Damages”), arising from any breach of any representation or warranty made by such Seller in Article III of this Agreement.
(b) If the Closing occurs, the Sellers, severally and not jointly (according to their respective Indemnification Percentages), shall indemnify and hold harmless the Concierge Indemnified Parties for, and will pay to the Concierge Indemnified Parties the amount of, any Damages resulting from:
(i)
any breach of any representation or warranty contained in Article IV of this Agreement; and
(ii)
any breach of any covenant or obligation of Wainwright in this Agreement.
11.3 Indemnification and Payment of Damages By Concierge. If the Closing occurs, Concierge will indemnify and hold harmless Sellers and their respective Representatives, stockholders, controlling persons, and Affiliates (collectively, the “Seller Indemnified Parties”) for any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by Concierge in this Agreement, and (b) any breach by Concierge of any covenant or obligation of Concierge in this Agreement. Such indemnification shall be payable to Sellers according to their respective Pro Rata Shares.

11.4 Time Limitations. If the Closing occurs, no Seller will have any liability (for indemnification or otherwise) with respect to any representation or warranty (other than those in Sections 3.2, 3.3, 3.4, 4.2(a), 4.3, 4.6 or 4.16), or any covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the first anniversary of the Closing Date, Concierge notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Concierge. A claim with respect to Section 4.6 may be made at any time prior to the thirtieth (30th) day immediately following the expiration of the applicable statute of limitations that applies to the relevant matter in question. A claim with respect to Sections 3.2, 3.3, 3.4, 4.2(a), 4.3 or 4.16 may be made at any time. If the Closing occurs, Concierge will have no liability (for indemnification or otherwise) with respect to any representation or warranty (other than those in Sections 5.2(a), 5.3, 5.6 or 5.16), or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the first anniversary of the Closing Date, Sellers notify Concierge of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers. A claim with respect to Sections 5.2(a), 5.3 or 5.16) may be made at any time. A claim with respect to Section 5.6 may be made at any time prior to the thirtieth (30th) day immediately following the expiration of the applicable statute of limitations that applies to the relevant matter in question.
11.5 Limitations on Amount – Sellers.
(a) No Seller will have any liability (for indemnification or otherwise) with respect to the matters described in Section 11.2(b)(i) or, to the extent relating to any failure to perform or comply prior to the Closing Date, Section 11.2(b)(ii), until the total of all Damages with respect to such matters exceeds two percent (2%) of the aggregate value (based on the Concierge Per Share Price) of the Purchase Price actually issued by Concierge to Sellers (the “Deductible”), and then only for the amount by which such Damages exceed the Deductible; provided, however, that in no event shall the aggregate amount payable by the Sellers under Section 11.2(b)(i) and (b)(ii) exceed $8,500,000 (the “Cap”).
(b) Notwithstanding anything to the contrary contained herein, (i) all obligations of Sellers to make indemnification payments under this Article XI shall be satisfied by the transfer from Sellers to Concierge of Concierge Shares having an aggregate value (based on the Concierge Per-Share Price) equal to the amount of indemnification owed; (ii) in no event shall any Seller be liable for indemnification under Section 11.2(a) in excess of the value of the Concierge Shares actually received by such Seller (based on the Concierge Per Share Price); and (iii) in no event shall any Seller be liable for indemnification under Section 11.2(b) for an amount in excess of such Seller’s Indemnification Percentage of the amount of indemnification fully and finally determined to be due and payable to a Concierge Indemnified Party thereunder (but subject at all times to the limitations set forth in this Article XI).
11.6 Limitation on Amount – Concierge. Concierge will have no liability (for indemnification or otherwise) with respect to the matters described in Section 11.3(a) or, to the extent relating to an alleged failure to perform any covenant prior to the Closing Date, Section 11.3(b), until the total of all Damages with respect to such matters exceeds the Deductible, and then only for the amount by which such Damages exceed the Deductible; provided, however, that in no event shall the aggregate amount payable by Concierge under Section 11.3(a) exceed the Cap.

11.7 Additional Limitations. The rights of the Seller Indemnified Parties and Concierge Indemnified Parties to be indemnified under this Article XI shall be subject to the following limitations:
(a) No party shall be entitled to recover Damages (i) for punitive, exemplary or special damages of any nature, (ii) for indirect or consequential damages, including damages for lost profit, lost business opportunity or damage to business reputation, or (iii) relating to or arising out of any act or omission of the indemnified party after the date of Closing.
(b) No party shall be entitled to recover under this Article XI for any Damages to the extent such Damages arise out of any changes, after the Closing Date, in applicable Legal Requirements or GAAP, or the interpretations thereof.
(c) The Concierge Indemnified Parties shall not be entitled to recover under this Article XI for Damages to the extent that the basis for such Damages is adequately provided or accounted for or reflected in the Wainwright Balance Sheet.
(d) In no event may a party recover any Damages under one section of this Agreement to the extent Damages with respect to the same matter have been previously recovered under any other section of this Agreement.
(e) In addition to, and not in limitation of any other provision herein, each party will use its commercially reasonable efforts to mitigate any Damages with respect to which it may be entitled to seek indemnification pursuant to this Agreement, and no party shall be entitled to indemnification for Damages to the extent it can be demonstrated that such Damages would not have occurred but for the failure of the party seeking indemnification to mitigate as herein provided.
(f) If any indemnified party is indemnified for any Damages pursuant to this Agreement with respect to any Third Party Claim, then the indemnifying party will be subrogated to all rights and remedies of such indemnified party against such third party and any other party with respect to the matter forming the basis for the Third Party Claim, and the indemnified party will cooperate with and assist the indemnifying party in asserting all such rights and remedies against such parties (with the benefits of any recovery to be distributed to the indemnifying party).
11.8 Exclusive Remedies. If the Closing occurs, the remedies set forth in this Article XI shall be the exclusive remedies of the parties for any breach of his Agreement.
11.9 Characterization of Payments. Any payment made to a Concierge Indemnified Party or a Seller Indemnified Party pursuant to this Article XI shall be treated as an adjustment of the Purchase Price for all purposes, including Tax purposes, to the maximum extent permitted by applicable Legal Requirements.

11.10 Procedure for Indemnification – Third Party Claims.
(a) Promptly after receipt by an indemnified party under Section 11.2 or 11.3 of notice of the commencement by a third party of any Proceeding against it (a “Third Party Claim”), such indemnified party will, if a claim is to be made against an indemnifying party under such Section, promptly give notice to the indemnifying party of the commencement of such Proceeding (a “Third Party Claim Notice”).
(b) If any Third Party Claim is brought against a party and such party gives Third Party Claim Notice to the indemnifying party of the commencement of the Proceeding forming the basis of the Third Party Claim, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless the indemnifying party is also a party to such Proceeding and the indemnified party is advised in writing by its counsel that joint representation would be inappropriate under applicable standards of professional conduct), or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not be liable to the indemnified party under this Article XI for any fees of other counsel or any other expenses with respect to the defense of such Proceeding subsequently incurred by the indemnified party in connection with the defense of such Proceeding. If the indemnifying party assumes the defense of a Proceeding, no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party’s consent unless (A) there is no finding or admission of any violation of Legal Requirements, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party. If a Third Party Claim Notice is given to the indemnifying party and the indemnifying party does not, within ten (10) days after the Third Party Claim Notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnified party shall proceed with the defense of such Third Party Claim; provided, however, that no compromise or settlement of such claims may be effected by the indemnified party without the indemnifying party’s consent.
(c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, and at its sole cost and expense, participate in the defense, compromise or settlement of such Proceeding.
11.11 Procedure for Indemnification – Other Claims. A claim for indemnification for any matter not involving a Third Party Claim may be asserted by notice to the party from whom indemnification is sought.
ARTICLE XII
GENERAL PROVISIONS
12.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, negotiation and execution of, and performance of its obligations under, this Agreement, including all fees and expenses of its Representatives; provided, however, that for the avoidance of doubt, Concierge shall pay the full amount of the filing fee required in connection with any filings (if any) required under the HSR Act. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

12.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be made, if at all, at such time and in such manner as Concierge and Wainwright mutually agree, unless otherwise required by applicable Legal Requirements. Wainwright and Concierge will consult with each other concerning the means by which the Acquired Companies’ employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and Concierge will have the right to be present for any such communication.
12.3 Confidentiality. Between the date of this Agreement and the Closing Date, except as expressly contemplated by this Agreement, each of Concierge and Wainwright shall continue to be bound by the terms of the Confidentiality Agreement. If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request, and each Party will continue to be bound by the Confidentiality Agreement in accordance with its terms.
12.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Concierge Technologies, Inc.
29115 Valley Center Rd., K-206
Valley Center, CA 92082
Attn: David Neibert, CEO
Fax: 888.312.0124

With a copy to:

Horwitz + Armstrong, A Professional Law Corporation
14 Orchard, Suite 200
 Lake Forest, CA 92630
Attn: Lawrence W. Horwitz, Esq.
Fax: 949.540.6578

Wainwright:

Wainwright Holdings, Inc.
Wainwright Inc.
1999 Harrison Street
Suite 1530
Oakland, CA 94612
Attention: Nick Gerber
Facsimile No: 925.376.3490

with a copy to:
Sutherland Asbill & Brennan LLP
700 Sixth St. NW
Washington, DC 20001
Attention: James M. Cain, Esq.
Facsimile No.: 202.637.3593

Sellers:

See signature pages of Sellers on Investor Questionnaires
12.5 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of California, Orange County, or, if it has or can acquire jurisdiction, in the United States District Court located in Orange County, California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.
12.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.
12.7 Waiver. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
12.8 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (other than the Confidentiality Agreement, which shall, except as expressly contemplated by this Agreement, remain in full force and effect) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

12.9 Disclosure Letters. Notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item as an exception to a representation or warranty in the Wainwright Disclosure Letter or Concierge Disclosure Letter, as applicable, shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would be reasonably likely to have a Wainwright Material Adverse Effect, Fund Material Adverse Effect or a Concierge Material Adverse Effect, as applicable. Each part of the Wainwright Disclosure Letter and Concierge Disclosure Letter shall be numbered to correspond with the sections and subsections contained in this Agreement; provided, however, that the disclosure in any Part of the Wainwright Disclosure Letter and Concierge Disclosure Letter, as applicable, shall qualify (i) the corresponding section or subsection, as the case may be, of this Agreement, (ii) other sections or subsections of this Agreement to the extent specifically cross-referenced in such section or subsection thereof, and (iii) other sections or subsections of this Agreement to the extent that such disclosure would be applicable to such other sections or subsections.
12.10 Assignments, Successors, and No Third-Party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.
12.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
12.12 Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.
12.13 Governing Law. This Agreement will be governed by the laws of the State of California without regard to conflicts of laws principles.
12.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signature pages follow]

                IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

CONCIERGE TECHNOLOGIES, INC.

By:
Its:

WAINWRIGHT HOLDINGS, INC.

By:
Its:

[signature page to Stock Purchase Agreement]

THE NICHOLAS & MELINDA GERBER LIVING TRUST

__________________________
By:
Its:

[signature page to Stock Purchase Agreement]

GERBER FAMILY IRREVOCABLE TRUST

__________________________
By:
Its:

[signature page to Stock Purchase Agreement]

__________________________
Jeremy Gerber

__________________________
Belinda Gerber

[signature page to Stock Purchase Agreement]

__________________________
Eliot Gerber

__________________________
Sheila Gerber

[signature page to Stock Purchase Agreement]

SCHOENBERGER FAMILY TRUST

__________________________
By:
Its:

[signature page to Stock Purchase Agreement]

YEE-NGIM FAMILY TRUST

__________________________
By:
Its:

[signature page to Stock Purchase Agreement]

__________________________
Robert Nguyen

__________________________
Mitzi Wong-Nguyen

[signature page to Stock Purchase Agreement]

EXHIBIT A

FUNDS

1.
United States Oil Fund, LP
2.
United States Natural Gas Fund, LP
3.
United States 12 Month Oil Fund, LP
4.
United States Gasoline Fund, LP
5.
United States Diesel-Heating Oil Fund, LP
6.
United States Diesel-Heating Oil Fund, LP
7.
United States Short Oil Fund, LP
8.
United States 12 Month Natural Gas Fund, LP
9.
United States Brent Oil Fund, LP
10.
United States Commodity Index Fund
11.
United States Copper Index Fund
12.
United States Agriculture Index Fund
13.
United States Canadian Crude Oil Index Fund
14.
REX USCF MLP Index Fund
15.
REX S&P MLP Inverse Fund
16.
Stock Split Index Fund
17.
USCF INDXX Restaurant Leaders ETF
18.
USCF Dynamic Commodity Index ETF
19.
United States Commodity Index Funds Trust
20.
USCF Funds Trust
21.
USCF ETF Trust
22.
USCF Mutual Funds Trust

EXHIBIT B

WAINWRIGHT SHARES; PRO RATA PERCENTAGES;
INDEMNIFICATION PERCENTAGES AND CONCIERGE SHARES

[INFORMATION REDACTED]

  Concierge Technologies, Inc. agrees that copies of the Concierge Disclosure Letter and the Wainwright Disclosure Letter will be furnished supplementally to the Commission upon request.